Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Film Department Holdings LLC
West Hollywood, California
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 2, 2010, relating to the consolidated financial statements of The Film Department Holdings LLC, which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Los Angeles, California
April 19, 2010